UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2020

SABRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive		76092
Southlake,	TX
(Address of principal executive offices)		(Zip Code)
(682) 605-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On March 6, 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Sabre Corporation (the “Corporation”) approved a long-term cash incentive compensation program (the “Long-Term Cash Program”) under the Corporation’s 2019 Omnibus Incentive Compensation Plan (the “2019 Plan”). Participants in the Long-Term Cash Program include the Corporation’s executive officers, other than the Corporation’s CEO. The Long-Term Cash Program is intended to provide additional incentive for participants to successfully execute on certain of the Corporation’s strategic deliverables. The Long-Term Cash Program provides for cash awards to participants based on the Committee’s determination of the Corporation’s level of achievement of the strategic deliverables during the period from January 1, 2020 through December 31, 2021, with the amount of the earned award ranging from 0% to 100% of the target cash award. The awards will vest in full on March 15, 2022, subject to the participant’s continued employment through that date. For each current participant in the Long-Term Cash Program, the target award opportunity will be based on the participant’s position with the Corporation.

The foregoing description of the Long-Term Cash Program is qualified in its entirety by reference to the text of the form of award agreement with respect to the Long-Term Cash Program, which is attached as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

10.1 Form of Award Agreement for Long-Term Cash Program.
104 Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: March 6, 2020	By:	/s/ Aimee Williams-Ramey
	Name: Title:	Aimee Williams-Ramey
Senior Vice President and General Counsel